Item 26h.vi.c

AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment to Participation Agreement is dated and effective as of June 1, 2010 by and among Vanguard Variable Insurance Fund, The Vanguard Group, Inc., Vanguard Marketing Corporation, and Transamerica Life Insurance Company.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties hereto have entered into a Participation Agreement dated May 7, 2001, as amended (“the Agreement”) and desire to modify certain provisions of the Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the parties do hereby agree to amend the Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached to this Amendment.

2.      Schedule B of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule B attached to this Amendment.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, it is understood and agreed that the provisions of this Amendment shall control.

Effective date:                                June 1, 2010

(Signatures on following page)

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

VANGUARD VARIABLE INSURANCE	THE VANGUARD GROUP, INC.
FUND

By:                                                           By:

Name: /s/ Heidi Stam                                                           Name:  /s/ Jack Brod

Title:   Secretary                                                                  Title:    Principal

VANGUARD MARKETING                                                                      TRANSAMERICA LIFE
CORPORATION                                                                      INSURANCE COMPANY

By:                                                        By:

Name:  /s/ Heidi Stam                                                           Name: /s/ Steven R. Shepard

Title:    Senior Vice President                                                              Title:   Vice President

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SCHEDULE A
SEPARATE ACOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and Date Established by Board of Directors	Contract Funded by Separate Account
PFL Corporate Account One August 10, 1998 (1940 Act Exclusion)	Advantage V Variable Adjustable Life Insurance Policy (1933 Act Exempt)
Transamerica Corporate Separate Account Sixteen June 16, 2003	Advantage X Variable Adjustable Life Insurance Policy
Transamerica Separate Account R3 November 23, 2009	Advantage R3 Variable Adjustable Life Insurance Policy
Separate Account VA X May 15, 2000	Flexible Premium Variable Annuity – I, under the marketing name “Transamerica Advisor Elite”

SCHEDULE B
PORTFOLIOS

     The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products:

Money Market Portfolio
Total Bond Market Index Portfolio
Total Stock Market Index Portfolio
High-Yield Bond Portfolio
Short-Term Investment-Grade Portfolio
Balanced Portfolio
Diversified Value Portfolio
Equity Income Portfolio
Equity Index Portfolio
Growth Portfolio
Mid-Cap Index Portfolio
REIT Index Portfolio
Small Company Growth Portfolio
International Portfolio
Capital Growth Portfolio

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